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                                                                  EXHIBIT 10.26

                                   AGREEMENT

Agreement made and effective December 20, 1996, by and between Virtual Mortgage Network, Inc., a Nevada corporation, 4590 MacArthur Boulevard, Suite 175, Newport Beach, California 92660 ("Virtual") and Interealty Corp., a Colorado corporation, 1951 Kidwell Drive, Vienna, Virginia 22182 ("Interealty").

                                  Background
                                  ----------

Interealty has performed valuable marketing and promotion services for Virtual, and as compensation therefor, Virtual wishes to issue capital stock to Interealty, and Interealty is willing to accept such capital stock as full payment for such services.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intent to be legally bound, the parties agree as follows:

 1.  Purchase and Sale of Shares
     ---------------------------

     Virtual agrees to sell, assign, transfer and deliver to Interealty, and Interealty agrees to purchase, acquire and accept from Interealty, 200,000 shares of Virtual common capital stock (the "Shares") which Virtual warrants and represents equates to 3.53% of all of the currently issued and outstanding shares of common capital stock of Virtual, for the consideration set forth in Section 2.

 2.  Consideration for Shares
     ------------------------

     Virtual accepts as full consideration for the Shares, services performed by Interealty prior to December 20, 1996, and Interealty agrees that issuance of the Shares to it shall constitute full payment for such services:

 3.  Delivery of Shares
     ------------------

     Virtual shall, within 10 days after the date of this Agreement, deliver to Interealty one or more stock certificates representing the Shares.

 4.  Warranties and Representations
     ------------------------------

     Virtual warrants and represents to Interealty the following:

     a. By entering into this Agreement and performing hereunder, Virtual shall not be violating or breaching any other contract, agreement, commitment, promise, understanding or arrangement, or any law, rule or regulation.

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     b.  Subject to the required confirmation in Section 11 below, Virtual has the power, right, capacity and authority to sell, assign, transfer and deliver to Interealty the Shares in accordance with this Agreement, and has obtained all approvals required for its entering into this Agreement and selling, assigning, transferring and delivering the Shares to Interealty in accordance with this Agreement.

     c. Upon receiving the certificate(s) representing the Shares, Interealty shall own the Shares, free and clear of all liens, encumbrances, security interests and agreements, equities, options, claims, charges and restrictions.

 5.  Option to Purchase Additional Shares
     ------------------------------------

     If, during the 180-day period following the date of this Agreement, Virtual successfully consummates a "private placement" of its capital stock, Interealty, News Holdings Corp. (Interealty's parent corporation) and any of the shareholders of News Holdings Corp. (collectively and severally, the "Option Holder") shall have the option to acquire in the aggregate a total of 100,000 shares of such capital stock at a price per share equal to the "private placement" price per share plus two percent. In order to exercise
                                         ----
     such option, the Option Holder shall, within 30 days after such consummation, provide Virtual with written notice of its so exercising such option, which notice shall include the number of shares that such Option Holder wishes to obtain.

 6.  Notices
     -------

     All notices hereunder or arising herefrom shall be in writing and shall be delivered personally or sent prepaid by first class mail, certified mail/return receipt requested, fax, telegram, mailgram or overnight delivery service (including without limitation FedEx and UPS), addressed as follows (or to such other address as the party may designate by written notice in the manner aforesaid):

     If to Interealty:            Interealty Corp.
                                  Attention: James Sherry
                                  1951 Kidwell Drive
                                  Vienna, Virginia 22182

     If to Virtual:               Virtual Mortgage Network, Inc.
                                  Attention: Michael Barron
                                  4590 MacArthur Boulevard, Suite 175
                                  Newport Beach, California 92660

 7.  Assignment
     ----------

     Neither party may assign, sell, transfer, subcontract or convey this Agreement or any of its

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     obligations, responsibilities or liabilities hereunder without the prior written consent of the other party. Any such assignment, sale, transfer, subcontract or conveyance made without such written consent shall be void.

8.   Waiver
     ------

     The failure of either party to enforce at any time any provision of this Agreement shall not constitute a waiver of such provision in any way or the right of such party at any time to exercise such remedies as such party may have for any breach or breaches of such provision.

9.   Headings
     --------

     The section headings appearing in this Agreement are for convenience of reference only and shall not control or affect in any way the scope, intent or interpretation of any provision of this Agreement.

10.  Approval by Boards of Directors
     -------------------------------

     This Agreement is subject to the approval by the respective Boards of Directors of Interealty and Virtual; however, unless a party receives written notice from the other party that such other party's Board of Directors either disapproves this Agreement or wishes to have this Agreement modified on or before December 29, 1996, it shall, as of December 30, 1996, be conclusively deemed that such other party's Board of Directors has duly approved this Agreement exactly as set forth herein.

11.  Entire Agreement: Amendments
     ----------------------------

     This Agreement constitutes the entire and integrated agreement between the parties, and supersedes any prior or contemporaneous agreements, understandings or contracts regarding the subject matter hereof. This Agreement may be amended only by written instrument executed by Interealty and Virtual.

IN WITNESS WHEREOF, the parties hereunto set their hands as of the date first above written.


Interealty Corp.                                Virtual Mortgage Network, Inc.


By: /s/ JAMES SHERRY                            By: /s/ MICHAEL A. BARRON
    --------------------------                      ---------------------------
           James Sherry                                   Michael A. Barron
Title:     President & CEO                      Title:    Chairman & CEO



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